UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2020

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
518 Seventeenth Street, 17th Floor, Denver, CO		80202
(Address of Principal Executive Offices)		(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03. Amendments to Articles Of Incorporation or Bylaws; Change in Fiscal Year.
Effective March 31, 2019, the board of directors of Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) approved Amendment No. 1  (the “Amendment”) to the Company’s bylaws (the “Bylaws”) to clarify the scope of the exclusive forum provision. The Amendment revises Article XIV to clarify that the exclusive forum provisions in Article XIV do not apply to claims under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.  The Amendment is attached to this Current Report on Form 8‑K as Exhibit 3.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description
3.1	Amendment No. 1 to Bylaws of the Company, effective as of March 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
April 1, 2020
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Senior Portfolio Manager, Chief Financial Officer and Treasurer